Exhibit 10.42
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement by and between Metromedia International Group, Inc., a Delaware corporation (the “Company”), and Mark Stephen Hauf (“Executive”), entered into on October 6, 2003 and effective as of October 1, 2003 (the “Employment Agreement”), is made by and between the Company and Executive on November 1, 2005 (the “Effective Date”).
     WHEREAS, Executive and the Company desire to amend the Employment Agreement as provided in this Amendment.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Section 2.07(a) of the Employment Agreement is amended to delete the words “Ninety-eight Thousand United States Dollars (US$98,000) per annum” and add in substitution thereof the words “One Hundred and Forty-Four Thousand United States Dollars (US$144,000) per annum.”
     2. Section 2.07(b) of the Employment Agreement is amended to delete the words “Twenty-Five Thousand United States Dollars (US$25,000) per annum” and add in substitution thereof the words “Thirty Thousand United States Dollars (US$30,000) per annum.”
     3. Continuing Effect of Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement are and shall remain in full force and effect.
     4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of North Carolina, without regard to conflicts of laws principles that would cause the laws of another state to apply.
     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
     6. Effectiveness. This Amendment shall become effective as of the Effective Date.
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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

Metromedia International Group, Inc.
By:	/S/ Harold F. Pyle, III
	Name:	Harold F. Pyle, III
	Title:	Chief Financial Officer

/S/ Mark Stephen Hauf
Mark Stephen Hauf

[Signature page to Amendment No. 1 to Employment Agreement]